Exhibit 99.7

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose to vote your proxy by Internet.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 12:00 p.m., Eastern Time (6:00 p.m. Central European Time) on October 21, 2015.

Vote by Internet • Go to www.investorvote.com/ACE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▲ IF YOU DO NOT WISH TO VOTE VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▲

ACE LIMITED — THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Homburger AG as independent proxy, and hereby authorizes it to represent and to vote, as directed below, all the Common Shares of ACE Limited that the undersigned is entitled to vote at the Extraordinary General Meeting to be held at 2:45 p.m. Central European Time on October 22, 2015 at the Company’s offices at Bärengasse 32, CH-8001 Zurich, Switzerland. This proxy, when properly executed, will be voted as the undersigned directs herein.

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If no specific instructions are given herein, the undersigned hereby instructs the independent proxy to vote “FOR” each of Agenda Items 1-5 (including each subpart thereof). If a new agenda item or a new proposal for an existing agenda item is put before the Extraordinary General Meeting and no specific instructions are given herein, the undersigned hereby instructs the independent proxy to vote in accordance with the position of the Board of Directors. In order to assure that your votes are tabulated in time to be voted at the Extraordinary General Meeting, you must submit your proxy card so that it is received by 6:00 p.m. Central European Time (12:00 noon Eastern Standard Time) on October 21, 2015.

A	Proposals — The Board of Directors of the Company recommends that you vote your shares “FOR” each of Agenda Items 1-5 (including each subpart thereof).

	For	Against	Abstain
1. Amendment of ACE’s Articles of Association relating to authorized share capital for general purposes	☐	☐	☐

2. Amendment of ACE’s Articles of Association to change ACE Limited’s name to “Chubb Limited” effective as of (and subject to) the completion of the merger	☐	☐	☐

3. Approval of issuance of new shares of ACE for purposes of the merger with Chubb	☐	☐	☐

4. Election of four additional members of the ACE Board of Directors (subject to completion of the merger with Chubb)

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
a. Sheila P. Burke	☐	☐	☐	b. James I. Cash, Jr.	☐	☐	☐	c. Lawrence W. Kellner	☐	☐	☐	d. James M. Zimmerman	☐	☐	☐

	For	Against	Abstain
5. Approval of the increased maximum compensation of the Board of Directors until the next annual general meeting (subject to completion of the merger with Chubb)	☐	☐	☐

* Please see reverse side for required signature

▲ IF YOU DO NOT WISH TO VOTE VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▲

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If a new agenda item or a new proposal for an existing agenda item is put before the meeting, I/we hereby authorize and instruct the independent proxy to vote as follows:	In accordance with the position of the Board of Directors	☐	Against new items and proposals	☐	Abstain	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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